                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                     AMERICAN CENTURY PREMIUM RESERVES, INC.

                                       and

                        AMERICAN CENTURY INVESTMENT TRUST

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of __________, 2001 by and between American Century Premium Reserves, Inc., a Maryland corporation
("ACPR"), and American Century Investment Trust, a Massachusetts business trust
("ACIT").

         WHEREAS, the parties desire that substantially all of the assets and liabilities of the Premium Capital Reserve portfolio of ACPR ("Capital Reserve")
and substantially all of the assets and liabilities of the Premium Government
Reserve portfolio of ACPR ("Government Reserve") be transferred to, and be acquired and assumed by, the Premium Money Market portfolio of ACIT ("Premium
Money Market") in exchange for shares of Premium Money Market which shall thereafter be distributed by ACIT to the holders of shares of Capital Reserve and Government Reserve, all as described in this Agreement (the
"Reorganization");

         WHEREAS, the parties intend that the transfer of assets, assumption of liabilities and distribution of shares in Capital Reserve and Government Reserve be treated as a tax-free reorganization under Section 368(a) of the Internal
Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties intend that in connection with the Reorganization,
Capital Reserve and Government Reserve shall be terminated and de-registered as described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACPR and ACIT agree as follows:

1.       TRANSFER OF ASSETS OF CAPITAL RESERVE.

         1.1.     At the Effective Time (as defined in Section 9), ACPR shall transfer and convey to ACIT, on behalf of Premium Money
                  Market, all property of every description, and all interests, rights, privileges and powers of Capital Reserve (such assets, the "Capital Reserve Assets"). Simultaneously, ACIT shall, on behalf of Premium Money Market, accept the Capital Reserve
                  Assets and assume all liabilities, whether accrued, absolute, contingent or otherwise, of Capital Reserve reflected in the calculation of Capital Reserve's net asset value (the "Capital
                  Reserve Liabilities"). As a result, at and after the Effective
                  Time: (i) all assets of Capital Reserve shall become and be the assets of Premium Money Market; and (ii) all known
                  liabilities of Capital Reserve reflected as such in the
                  calculation of Capital Reserve's net asset value shall attach to Premium Money Market as aforesaid and may thenceforth be enforced against Premium Money Market to the extent as if the same had been incurred by it. Without limiting the generality of the foregoing, the Capital Reserve Assets shall include all property and assets of any nature whatsoever, including
                  without limitation, all cash, cash equivalents, securities, other investments, claims and receivables (including dividend and interest receivables) owned by Capital Reserve, and any deferred or prepaid expenses shown as an asset on Capital
                  Reserve's books at the Effective Time, and all good will,
                  other intangible property and books and records belonging to
                  Capital Reserve. Recourse by any person for the Capital
                  Reserve Liabilities assumed by Premium Money Market shall, at and after the Effective Time, be limited to Premium Money
                  Market.

         1.2      In exchange for the transfer of the Capital Reserve Assets and the assumption of the Capital Reserve Liabilities, ACIT shall simultaneously issue at the Effective Time to Capital Reserve a number of full and fractional shares (to the third decimal place) of Premium Money Market, all determined and adjusted as provided in this Agreement. The number of shares of Premium
                  Money Market so issued will have an aggregate net asset value equal to the value of the Capital Reserve Assets, less the
                  Capital Reserve Liabilities, that are represented by shares of
                  Capital Reserve, the holders of which shall receive shares of
                  Premium Money Market, all determined and adjusted as provided in this Agreement.

         1.3.     The net asset values of shares of Premium Money Market and of
                  Capital Reserve shall be determined as of the Valuation Time, as defined in Section 5.

         1.4.     The net asset value of shares of Premium Money Market shall be computed in the manner set forth in Premium Money Market's then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the Capital
                  Reserve Assets to be transferred by ACPR shall be computed by
                  ACPR and shall be subject to adjustment by the amount, if any, agreed to by ACIT and ACPR. In determining the value of the securities transferred by Capital Reserve to Premium Money
                  Market, each security shall be priced in accordance with the policies and procedures of ACIT as described in its
                  then-current prospectus and statement of additional
                  information and adopted by ACIT's Board of Trustees, which are and shall be consistent with the policies now in effect for
                  ACPR. Price quotations and the security characteristics
                  relating to establishing such quotations shall be determined by ACIT, provided that such determination shall be subject to the approval of ACPR.

2.       TRANSFER OF ASSETS OF GOVERNMENT RESERVE.

         2.1.     At the Effective Time (as defined in Section 9), ACPR shall transfer and convey to ACIT, on behalf of Premium Money
                  Market, all property of every description, and all interests, rights, privileges and powers of Government Reserve (such
                  assets, the "Government Reserve Assets"). Simultaneously, ACIT
                  shall, on behalf of Premium Money Market, accept the
                  Government Reserve Assets and assume all liabilities, whether accrued, absolute, contingent or otherwise, of Government
                  Reserve reflected in the calculation of Government Reserve's net asset value (the "Government Reserve Liabilities"). As a result, at and after the Effective Time: (i) all assets of
                  Government Reserve shall become and be the assets of Premium
                  Money Market; and (ii) all known liabilities of Government
                  Reserve reflected as such in the calculation of Government
                  Reserve's net asset value shall attach to Premium Money Market as aforesaid and may thenceforth be enforced against Premium
                  Money Market to the extent as if the same had been incurred by
                  it. Without limiting the generality of the foregoing, the
                  Government Reserve Assets shall include all property and
                  assets of any nature whatsoever, including without limitation, all cash, cash equivalents, securities, other investments, claims and receivables (including dividend and interest
                  receivables) owned by Government Reserve, and any deferred or prepaid expenses shown as an asset on Government Reserve's books at the Effective Time, and all good will, other
                  intangible property and books and records belonging to
                  Government Reserve. Recourse by any person for the Government
                  Reserve Liabilities assumed by Premium Money Market shall, at and after the Effective Time, be limited to Premium Money
                  Market.

         2.2      In exchange for the transfer of the Government Reserve Assets and the assumption of the Government Reserve Liabilities, ACIT shall simultaneously issue at the Effective Time to Government
                  Reserve a number of full and fractional shares (to the third decimal place) of Premium Money Market, all determined and adjusted as provided in this Agreement. The number of shares of Premium Money Market so issued will have an aggregate net asset value equal to the value of the Government Reserve
                  Assets, less the Government Reserve Liabilities, that are
                  represented by shares of Government Reserve, the holders of which shall receive shares of Premium Money Market, all
                  determined and adjusted as provided in this Agreement.

         2.3.     The net asset values of shares of Premium Money Market and of
                  Government Reserve shall be determined as of the Valuation
                  Time, as defined in Section 5.

         2.4.     The net asset value of shares of Premium Money Market shall be computed in the manner set forth in Premium Money Market's then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the
                  Government Reserve Assets to be transferred by ACPR shall be computed by ACPR and shall be subject to adjustment by the amount, if any, agreed to by ACIT and ACPR. In determining the value of the securities transferred by Government Reserve to
                  Premium Money Market, each security shall be priced in
                  accordance with the policies and procedures of ACIT as
                  described in its then-current prospectus and statement of
                  additional information and adopted by ACIT's Board of
                  Trustees, which are and shall be consistent with the policies now in effect for ACPR. Price quotations and the security
                  characteristics relating to establishing such quotations shall be determined by ACIT, provided that such determination shall be subject to the approval of ACPR.

3.       LIQUIDATING DISTRIBUTION AND TERMINATION OF CAPITAL RESERVE.

         Immediately after the Effective Time, Capital Reserve shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Premium Money Market to be received by the record holders of Capital Reserve. In accordance with instructions it receives from ACPR, ACIT shall record on its books the ownership of shares of Premium Money Market by the record holders of shares of Capital Reserve. All of the issued and outstanding shares of
         Capital Reserve shall be redeemed and canceled on the books of ACPR at the Effective Time and shall thereafter represent only the right to receive the shares of Premium Money Market, and Capital Reserve's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACPR shall take all steps as shall be necessary and proper to effect the dissolution of Capital Reserve under federal and state law. After the Effective Time, ACPR shall not conduct any business with respect to Capital Reserve except in connection with
         Capital Reserve's liquidation and dissolution.

4.       LIQUIDATING DISTRIBUTION AND TERMINATION OF GOVERNMENT RESERVE.

         Immediately after the Effective Time, Government Reserve shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Premium Money Market to be received by the record holders of Government Reserve. In accordance with instructions it receives from ACPR, ACIT shall record on its books the ownership of shares of Premium Money Market by the record holders of shares of Government Reserve. All of the issued and outstanding shares of Government Reserve shall be redeemed and canceled on the books of ACPR at the Effective Time and shall thereafter represent only the right to receive the shares of Premium Money Market, and Government Reserve's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACPR shall take all steps as shall be necessary and proper to effect the dissolution of
         Government Reserve under federal and state law. After the Effective
         Time, ACPR shall not conduct any business with respect to Government
         Reserve except in connection with Government Reserve's liquidation and dissolution.

5.       VALUATION TIME.

         Subject to Section 1.4 and 2.4 hereof, the Valuation Time for the
         Reorganization shall be on such date as may be agreed by the duly authorized officers of both parties hereto.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACPR.

         ACPR, on behalf of itself, Capital Reserve and Government Reserve, represents and warrants to, and agrees with, ACIT as follows:

         4.1.     ACPR is a Maryland corporation duly created pursuant to its
                  Articles of Incorporation for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the State of Maryland. Capital Reserve and Government Reserve each is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and such registration is in full force and effect.

         4.2.     ACPR has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to
                  consummate the transactions contemplated by this Agreement.

         4.3.     This Agreement has been duly authorized, executed and
                  delivered by ACPR, and represents ACPR's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not,
                  violate ACPR's Articles of Incorporation, By-laws, or any
                  agreement or arrangement to which it is a party or by which it is bound.

         4.4.     Capital Reserve has elected to qualify and has qualified as a
                  "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so
                  qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.5.     Government Reserve has elected to qualify and has qualified as a "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so
                  qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.6.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the Capital Reserve Assets or properly shown to be due on any return filed by Capital
                  Reserve with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or provided for; and there are no levies, liens, or other encumbrances relating to Taxes
                  existing, threatened or pending with respect to the Capital
                  Reserve Assets.

         4.7.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the Government Reserve
                  Assets or properly shown to be due on any return filed by
                  Government Reserve with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or provided for;
                  and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the
                  Government Reserve Assets.

         4.8.     The financial statements of Capital Reserve for the fiscal year ended March 31, 2001, audited by Deloitte & Touche
                  LLP, independent auditors, copies of which have been
                  previously furnished to ACIT, present fairly the financial position of Capital Reserve as of March 31, 2001 and the
                  results of its operations for the year then ending, in
                  conformity with generally accepted accounting principles.

         4.9.     The financial statements of Government Reserve for the fiscal year ended March 31, 2001, audited by Deloitte & Touche
                  LLP, independent auditors, copies of which have been
                  previously furnished to ACIT, present fairly the financial position of Government Reserve as of March 31, 2001 and the results of its operations for the year then ending, in
                  conformity with generally accepted accounting principles.

         4.10.    Prior to the Valuation Time, Capital Reserve shall have
                  declared a dividend or dividends, with a record date and
                  ex-dividend date prior to such Valuation Time, which, together with all previous dividends, shall have the effect of
                  distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before Capital Reserve's most recent fiscal year end, and for the period from said date to and including the
                  Effective Time (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any,
                  realized in taxable periods or years ended on or Capital
                  Reserve's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of Capital Reserve prior to the Effective
                  Date.

         4.11.    Prior to the Valuation Time, Government Reserve shall have declared a dividend or dividends, with a record date and
                  ex-dividend date prior to such Valuation Time, which, together with all previous dividends, shall have the effect of
                  distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before Government Reserve's most recent fiscal year end, and for the period from said date to and including the
                  Effective Time (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any,
                  realized in taxable periods or years ended on or Government
                  Reserve's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of Government Reserve prior to the Effective
                  Date.

         4.12.    At both the Valuation Time and the Effective Time, there shall be no known liabilities of Capital Reserve, whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its outstanding shares.

         4.13.    At both the Valuation Time and the Effective Time, there shall be no known liabilities of Government Reserve, whether
                  accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its outstanding shares.

         4.14.    There are no legal, administrative or other proceedings
                  pending or, to ACPR's knowledge threatened, against ACPR or
                  Capital Reserve which could result in liability on the part of
                  Capital Reserve.

         4.15.    There are no legal, administrative or other proceedings
                  pending or, to ACPR's knowledge threatened, against ACPR or
                  Government Reserve which could result in liability on the part of Government Reserve.

         4.16.    Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACPR shall have full right, power and authority to assign, transfer and deliver the Capital
                  Reserve Assets and, upon delivery and payment for the Capital
                  Reserve Assets as contemplated herein, Premium Money Market shall acquire good and marketable title thereto, free and
                  clear of all liens and encumbrances, and subject to no
                  restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         4.17.    Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACPR shall have full right, power and authority to assign, transfer and deliver the Government
                  Reserve Assets and, upon delivery and payment for the
                  Government Reserve Assets as contemplated herein, Premium
                  Money Market shall acquire good and marketable title thereto, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         4.18.    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACPR of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the
                  Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.19.    Insofar as the following relate to ACPR, the registration
                  statement filed by ACIT on Form N-14 relating to the shares of
                  Premium Money Market that will be registered with the SEC
                  pursuant to this Agreement, which, without limitation, shall include a proxy statement of ACPR and the prospectus of ACIT with respect to the transactions contemplated by this
                  Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the
                  "N-14 Registration Statement"), on the effective date of the
                  N-14 Registration Statement, at the time of any shareholders'
                  meeting referred to herein and at the Effective Time: (i)
                  shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii)
                  shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACPR for use in the N-14 Registration Statement.

         4.20.    All of the issued and outstanding shares of Capital Reserve have been duly and validly issued, are fully paid and
                  non-assessable, and were offered for sale and sold in
                  conformity with all applicable federal and state securities laws, and no shareholder of Capital Reserve has any preemptive right of subscription or purchase in respect of such shares.

         4.21.    All of the issued and outstanding shares of Government Reserve have been duly and validly issued, are fully paid and
                  non-assessable, and were offered for sale and sold in
                  conformity with all applicable federal and state securities laws, and no shareholder of Government Reserve has any
                  preemptive right of subscription or purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACIT.

         ACIT, on behalf of itself and Premium Money Market, represents and warrants to, and agrees with, ACPR as follows:

         5.1.     ACIT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  Premium Money Market is registered with the SEC as an open-end management investment company under the 1940 Act and such
                  registration is in full force and effect.

         5.2.     ACIT has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated
                  herein, and has all necessary federal, state and local
                  authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this
                  Agreement.

         5.3.     This Agreement has been duly authorized, executed and
                  delivered by ACIT, and represents ACIT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement did not, and the consummation of the
                  transactions contemplated by this Agreement will not, violate
                  ACIT's Declaration of Trust or By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4.     Premium Money Market intends to qualify as a "regulated
                  investment company" under Subtitle A, Chapter 1, Subchapter M,
                  Part I of the Code.

         5.5.     As a new fund, Premium Money Market has no audited financial statements for its most recent fiscal year.

         5.6.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Premium Money Market whether
                  accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued
                  pursuant to this Agreement.

         5.7.     There are no legal, administrative or other proceedings
                  pending or, to its knowledge, threatened against ACIT or
                  Premium Money Market that could result in liability on the part of ACIT or Premium Money Market.

         5.8.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACIT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the 1934
                  Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9.     Insofar as the following relate to ACIT, the N-14 Registration
                  Statement on its effective date, at the time of any
                  shareholders' meetings referred to herein and at the Effective
                  Time: (i) shall comply in all material respects with the
                  provisions of the 1933 Act, the 1934 Act and the 1940 Act, the
                  rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated
                  therein or necessary to make the statements therein not
                  misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by
                  ACIT for use in the N-14 Registration Statement.

         5.10.    The shares of Premium Money Market to be issued and delivered to Capital Reserve for the account of record holders of shares of Capital Reserve pursuant to the terms hereof shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable, and no shareholder of ACIT shall have any preemptive right of
                  subscription or purchase in respect thereto.

         5.11.    The shares of Premium Money Market to be issued and delivered to Government Reserve for the account of record holders of shares of Government Reserve pursuant to the terms hereof
                  shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the
                  1933 Act, duly and validly issued, fully paid and
                  non-assessable, and no shareholder of ACIT shall have any
                  preemptive right of subscription or purchase in respect
                  thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF CAPITAL RESERVE.

         6.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Directors of ACPR shall call, and ACPR shall hold, a meeting of the shareholders of Capital Reserve for the purpose of considering and voting upon:

                  6.1.1.   Approval of this Agreement and the transactions
                           contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the Capital Reserve Assets
                                    to Premium Money Market and the assumption
                                    by Premium Money Market of the Capital
                                    Reserve Liabilities, in exchange for shares
                                    of Capital Reserve, as described in this
                                    Agreement; and

                           6.1.1.2. The liquidation of Capital Reserve through
                                    the distribution to its record holders of
                                    shares of the shares of Premium Money Market
                                    as described in this Agreement; and

                  6.1.2.   Such other matters as may be determined by the Board
                           of Directors or authorized officers of the parties.

         6.2.     Approval of this Reorganization Agreement by the shareholders of Capital Reserve shall constitute the waiver of the
                  application of any fundamental policy of Capital Reserve that might be deemed to prevent them from taking the actions
                  necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       SHAREHOLDER ACTION ON BEHALF OF GOVERNMENT RESERVE.

         7.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Directors of ACPR shall call, and ACPR shall hold, a meeting of the shareholders of Government Reserve for the
                  purpose of considering and voting upon:

                  7.1.1.   Approval of this Agreement and the transactions
                           contemplated hereby, including, without limitation:

                           7.1.1.1. The transfer of the Government Reserve
                                    Assets to Premium Money Market and the
                                    assumption by Premium Money Market of the
                                    Government Reserve Liabilities, in exchange
                                    for shares of Government Reserve, as
                                    described in this Agreement; and

                           7.1.1.2. The liquidation of Government Reserve
                                    through the distribution to its record
                                    holders of shares of the shares of Premium
                                    Money Market as described in this Agreement;
                                    and

                  7.1.2.   Such other matters as may be determined by the Board
                           of Directors or authorized officers of the parties.

         7.2.     Approval of this Reorganization Agreement by the shareholders of Capital Reserve shall constitute the waiver of the
                  application of any fundamental policy of Capital Reserve that might be deemed to prevent them from taking the actions
                  necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

8.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
         Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACIT and ACPR have cooperated and shall continue to cooperate with each other, and have furnished and shall continue to furnish each other with the information relating to themselves that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration Statement.

9.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the Capital Reserve Assets and the shares of Premium Money
         Market to be issued pursuant to Section 1 and the liquidation of
         Capital Reserve pursuant to Section 3 and the delivery of the
         Government Reserve Assets and the shares of Premium Money Market to be issued pursuant to Section 2 and the liquidation of Government Reserve pursuant to section 4 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any Vice President of each party hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time."
         To the extent any of the Capital Reserve Assets or Government Reserve
         Assets are, for any reason, not transferred at the Effective Time, ACPR shall cause such Capital Reserve Assets or Government Reserve Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

9.       ACIT CONDITIONS.

         The obligations of ACIT hereunder with respect to Premium Money Market shall be subject to the following conditions precedent:

         9.1.     This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Capital Reserve and the shareholders of Government Reserve, in the manner required by law.

         9.2.     ACPR shall have duly executed and delivered to ACIT such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACPR and Capital Reserve in and to the Capital Reserve Assets. The
                  Capital Reserve Assets shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate
                  purchase price therefor.

         9.3.     ACPR shall have duly executed and delivered to ACIT such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACPR and Government Reserve in and to the Government Reserve
                  Assets. The Government Reserve Assets shall be accompanied by all necessary state stock transfer stamps or cash for the
                  appropriate purchase price therefor.

         9.4.     All representations and warranties made in this Agreement
                  shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of
                  the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of
                  Capital Reserve or Government Reserve since March 31, 2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         9.4.     ACIT shall have received a tax opinion acceptable to ACPR, addressed to ACIT and ACPR in a form reasonably satisfactory to them and dated the Effective Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the Capital Reserve Assets hereunder, and the assumption by
                  Premium Money Market of the Capital Reserve Liabilities, in
                  exchange for shares of Premium Money Market, and the
                  distribution of said shares to the shareholders of Capital
                  Reserve, as provided in this Agreement, will constitute a
                  reorganization within the meaning of Section 368 of the Code, and Capital Reserve and Premium Money Market will each be
                  considered "a party to a reorganization" within the meaning of
                  Section 368(b) of the Code; (ii) the transfer of the
                  Government Reserve Assets hereunder, and the assumption by
                  Premium Money Market of the Government Reserve Liabilities, in
                  exchange for shares of Premium Money Market, and the
                  distribution of said shares to the shareholders of Government
                  Reserve, as provided in this Agreement, will constitute a
                  reorganization within the meaning of Section 368 of the Code, and Government Reserve and Premium Money Market will each be considered "a party to a reorganization" within the meaning of
                  Section 368(b) of the Code; (iii) no gain or loss will be
                  recognized by Capital Reserve as a result of such transaction;
                  (iv) no gain or loss will be recognized by Government Reserve as a result of such transaction; (v) no gain or loss will be recognized by Premium Money Market as a result of such
                  transaction; (iv) no gain or loss will be recognized by the shareholders of Capital Reserve on the distribution to them by
                  Capital Reserve of shares of Premium Money Market in exchange for their shares of Capital Reserve; (v) no gain or loss will be recognized by the shareholders of Government Reserve on the distribution to them by Government Reserve of shares of
                  Premium Money Market in exchange for their shares of
                  Government Reserve (vi) the aggregate basis of Premium Money
                  Market shares received by each shareholder of Capital Reserve will be the same as the aggregate basis of the shareholder's
                  Capital Reserve shares immediately prior to the transaction;
                  (vii) the aggregate basis of Premium Money Market shares
                  received by each shareholder of Government Reserve will be the same as the aggregate basis of the shareholder's Government
                  Reserve shares immediately prior to the transaction; (viii)
                  the basis of the Capital Reserve Assets to Premium Money
                  Market will be the same as the basis of the Capital Reserve
                  Assets in the hands of Capital Reserve immediately prior to the exchange; (ix) the basis of the Government Reserve Assets to Premium Money Market will be the same as the basis of the
                  Government Reserve Assets in the hands of Government Reserve immediately prior to the exchange; (x) a shareholder's holding period for Premium Money Market shares will be determined by including the period for which the shareholder held the shares of Capital Reserve exchanged therefor, provided that the
                  shareholder held such shares of Capital Reserve as a capital asset; (xi) a shareholder's holding period for Premium Money
                  Market shares will be determined by including the period for which the shareholder held the shares of Government Reserve exchanged therefor, provided that the shareholder held such shares of Government Reserve as a capital asset; (xii) the holding period of Premium Money Market with respect to the
                  Capital Reserve Assets will include the period for which the
                  Capital Reserve Assets were held by Capital Reserve; and
                  (xiii) the holding period of Premium Money Market with respect to the Government Reserve Assets will include the period for which the Government Reserve Assets were held by Government
                  Reserve (except to the extent that an activity or investment of Premium Money Market has the effect of diminishing a
                  holding period with respect to an asset).

         9.5.     The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         9.6.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted or, to the knowledge of ACIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         9.7.     The President or a Vice President of ACPR shall have certified that ACPR has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACPR'S CONDITIONS.

         The obligations of ACPR hereunder with respect to Capital Reserve and
         Government shall be subject to the following conditions precedent:

         10.1.    This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Capital Reserve and Government Reserve in the manner required by law.

         10.2.    All representations and warranties of ACIT made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                  Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of Premium Money Market since August 20, 2001, other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                  governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         10.3.    ACPR shall have received a tax opinion acceptable to ACPR, addressed to ACIT and ACPR in a form reasonably satisfactory to them and dated the Effective Time, with respect to the
                  matters specified in Section 9.4.

         10.4.    The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted, or to the knowledge of ACIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         10.5.    ACPR shall not sell or otherwise dispose of any shares of
                  Premium Money Market to be received in the transactions
                  contemplated herein, except in distribution to its
                  shareholders as contemplated herein.

         10.6.    The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         10.7.    The President or a Vice President of ACIT shall have certified that ACIT has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACPR shall deliver to ACIT at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the Capital Reserve
         Assets and the Government Reserve Assets then delivered to Premium
         Money Market in accordance with the terms of this Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties set forth in this
         Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1.    This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACT or the Board of Directors of
                  ACPR, as provided below:

                  14.1.1.  By ACIT if the conditions set forth in Section 9 are not satisfied in said Section;

                  14.1.2.  By ACPR if the conditions set forth in Section 10 are not satisfied as specified in said Section;

                  14.1.3.  By the mutual consent of the parties.

         14.2.    If a party terminates this Agreement because one or more of its conditions precedent have not been fulfilled, or if this
                  Agreement is terminated by mutual consent, this Agreement will become null and void without any liability of either party or any of their investment portfolios to the other; provided, however, that if such termination is by ACIT pursuant to
                  Section 14.1.1 as a result of a breach by ACPR of any of its representations, warranties or covenants in this Agreement, or such termination is by ACPR pursuant to Section 14.1.2 as a result of a breach by ACIT of any of its representations,
                  warranties or covenants in this Agreement, nothing herein
                  shall affect the non-breaching party's right to damages on account of such other party's breach.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACPR, (a) the parties hereto may, by written agreement authorized by their respective Board of Directors or Trustees, as the case may be, or their respective
         Presidents or any Vice Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and
         (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the President or Vice President of the waiving party with or without the approval of such party's shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
         Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.      ACIT LIABILITY.

         19.1.    The name "American Century Investment Trust" and "Trustees of
                  American Century Investment Trust" refer respectively to the trust created and the trustees, as trustees but not
                  individually or personally, acting from time to time under an
                  Amended and Restated Agreement and Declaration of Trust dated as of March 9, 1998, as amended, which is hereby referred to and copies of which are on file at the office of the State
                  Secretary of the Commonwealth of Massachusetts and at the
                  principal office of ACIT. The obligations of ACIT entered into in the name or on behalf thereof by any of its trustees,
                  representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of ACIT personally, but bind only the trust property, and all persons dealing with any
                  portfolio of ACIT must look solely to the trust property
                  belonging to such portfolio for the enforcement of any claims against ACIT.

         19.2.    Both parties specifically acknowledge and agree that any
                  liability of ACIT under this Agreement with respect to Premium
                  Money Market, or in connection with the transactions
                  contemplated herein with respect to Premium Money Market,
                  shall be discharged only out of the assets of Premium Money
                  Market and that no other portfolio of ACIT, if any, shall be liable with respect thereto.

20.      ACPR LIABILITY.

         20.1     Both parties specifically acknowledge and agree that any
                  liability of ACPR under this Agreement with respect to Capital
                  Reserve or in connection with the transactions contemplated herein with respect to Capital Reserve, shall be discharged only out of the Capital Reserve Assets and that no other
                  portfolio of ACPR shall be liable with respect thereto.

         20.2     Both parties specifically acknowledge and agree that any
                  liability of ACPR under this Agreement with respect to
                  Government Reserve or in connection with the transactions
                  contemplated herein with respect to Government Reserve, shall be discharged only out of the Government Reserve Assets and that no other portfolio of ACPR shall be liable with respect thereto.

21.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century Investment Trust or American Century Premium
         Reserves, Inc.:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

22.      EXPENSES.

         Expenses incurred in connection with the Reorganization are the sole responsibility of and will be borne by American Century Investment
         Management, Inc. or one or more of its affiliates.

23.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

24.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written.

AMERICAN CENTURY INVESTMENT
 TRUST

By:/s/Charles A. Etherington
   Charles A. Etherington
   Vice President

ATTEST:/s/Anastasia H. Enneking
       Anastasia H. Enneking

AMERICAN CENTURY PREMIUM RESERVES,
    INC.

By:/s/Charles A. Etherington
   Charles A. Etherington
   Vice President

ATTEST:/s/Anastasia H. Enneking
       Anastasia H. Enneking